Exhibit 99.2

TWENTY-FIRST ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Twenty-First Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 29th day of February, 2024, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1st, 2022, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended or added as set forth in further detail in Exhibit A hereto.

2. Effective Date: The amendments and additions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer

Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

1.    Additions. Set forth below are additional Performance Standards to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

Service	Performance Standard	Measuring Period	Amended/ Added
Information Technology Services/Outsourcing
•    Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
•    Timely Incident Restoration.
•    Unix/Linux Server Availability.
•    Windows Server Availability.
•    Mainframe Availability.
•    Critical Application Availability.
•    Data/Voice Connectivity Availability.
•    Stability of Integration Hub API’s Supporting Critical Applications.
•    Implementation of Critical Security Updates/Patches.
•    Completion of Critical Batches.
•    Authorizations.
•    Account maintenance through self-service or Care Center Associate.
•    Other IT services as needed.

•    Provide IT Quality services as listed below:
•    Provide management of production defects.
•    Maintain tracking of Critical and High defects.
•    Maintain listing of critical applications supporting the Bank(s).
•    Maintain oversight of critical application performance.
•    Provide monitoring of IT fixes implemented.
•    Other IT Quality Services, as requested.
	Maintain 99.5% availability of Storage System	M	Added
	Maintain 99.9% availability of SQL	M	Added

Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

SECTION II: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO REVOLVING CREDIT CARDS

2.    Amendments and Additions. Set forth below are additional Performance Standards to existing Performance Standards and revisions to existing Performance Standards and an existing Service Description, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Customer Service
•    Process all customer inquiries (received via telephone/mail/fax/electronic), including a toll free customer inquiry number.
•    Respond to billing inquiries, account disputes and adjustments, billing error resolution, provision of duplicate copies of billing documentation (as requested).
•    Serve as a liaison between customers and clients for communication of product/service disputes.
•    Provide call resolution support.
•    Timely fulfillment of Gift Card, eCertificate, Merchandise orders.
•    Timely posting of non-monetary transactions.
	Respond to written Cardholder inquiries (email), response requirements are as follows: • 90% within 4 Business Days. • 100% within 8 Business Days. • 100% within regulatory timelines, as applicable.	M	Amended
Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

Payment Processing
•    Provide secure payment processing for ACH payment types, including, but not limited to Remittance (ARC).
•    Include payment exception item processing and deposit of funds into Bank specified account(s).
•    Report action taken on returned payments.
•    Ensure timeliness and accuracy of payment processing/encoding.
•    Ensure accuracy of daily payment files resulting in credits, posting.
•    Ensure availability of payment processing systems maintained.
N/A	N/A	Amended Service Description
99% of Payments received via Overnight Delivery service by 2 am local time will be processed same day (subject to Company transmission deadline).	M	Added
No greater than 4 Encoding Errors per 100,000 payments made by DELUXE for a dollar or greater in which the intended amount on the check was clear (i.e. payment deposited to the wrong customer account when clearly identified or able to determine within parameters provided, providing duplicate images to the Financial Institution, etc.).	M	Added
No more than one DELUXE error per quarter where Company did not receive a credited transmission on a given day or sent duplicate file that caused duplicate posting to Company’s system.	M	Added
Maintain 99.6% availability of complete Image Online system during the defined days and hours: Monday – Friday during hours between 7:00 a.m. CST and 7:00p.m. CST.	M	Added

Twenty-First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank